Exhibit 99.1
SoundHound AI Reports Record Quarter With Significant Growth Across All Key Metrics
Cumulative Bookings Backlog Up 3.4x and Reported Revenue Up 2.8x Year-Over-Year

SANTA CLARA, Calif.--(BUSINESS WIRE)--SoundHound AI, Inc. (Nasdaq: SOUN), a global leader in voice artificial intelligence, today reported its financial results for the three and nine months ended September 30, 2022.

“Adoption of our voice AI is accelerating fast, as evidenced by our record quarterly revenue. In addition to strong growth in royalty revenues across automotive and IoT customers, increasing numbers of businesses are now looking to use our AI to automate their customer service – particularly for restaurant phone and drive-thru ordering,” said Keyvan Mohajer, Co-Founder and CEO of SoundHound. “Across industries voice AI is proving to be the next big interface and, as the only independent platform, SoundHound is well-positioned to establish itself as a leader in this market. On November 17, we will also unveil a new breakthrough technology that we believe will redefine conversational AI and mark a new chapter in human-computer interaction.”
Third Quarter Business Highlights
•Record cumulative bookings backlog of $302 million, up 239% year-over-year, marking the fourth straight quarter of triple-digit growth
•Record reported revenues of $11.2 million, up 178% year-over-year, driven by strong product royalty revenue
•Record monthly queries of ~180 million, surpassing an annual run rate of 2 billion queries, more than doubling year to date compared to the prior year
•Record gross margin of 77%, compared to 59% for the third quarter of 2021, benefiting from economies of scale and a favorable product mix
•Significant international market expansion of existing multi-year volume commitment with Hyundai, Kia and Genesis
•Building upon our existing 17 automotive brands we announced new and expanded relationships with Stellantis in Europe, Dongfeng Peugeot Citroën Automobiles in China, and initiated integrations with LG and Harman automotive technology platforms
•Rapidly expanding channel relationships with SoundHound for Restaurants, including new integrations with Oracle and Toast, and continuing strong uptake with Mastercard and Square
•Fully automated SoundHound for Restaurants order completion rate is on track to surpass human levels as a result of our advanced AI technology, delivering substantial value to customers
•Announced general availability of full suite of Edge and Cloud connectivity solutions and launched SoundHound Intelligent Transcription

“Our exceptional Q3 results demonstrate our business momentum. Not only have we reaffirmed our full year outlook, we also saw our cumulative bookings increase for the fourth straight quarter – to over $300 million – and our revenue eclipse that of the full year 2021 in the first nine months of this year,” said Nitesh Sharan, CFO of SoundHound. “We’re thoughtfully channeling investments to the areas that matter most, while accelerating our path to profitability."

Third Quarter 2022 Financial Highlights

	Three Months Ended
(thousands, except per share data)	September 30, 2022	September 30, 2021	Change in %
Cumulative bookings backlog[1]	$302,187	$89,118	239%

Revenues	$11,186	$4,028	178%
Operating expenses:
Cost of revenues	$2,583	$1,657	56%
Sales and marketing	6,672	1,175	468%
Research and development	19,352	14,344	35%
General and administrative	9,587	4,022	138%
Total operating expenses	$38,194	$21,198	80%
Operating loss	$(27,008)	$(17,170)	57%
Net loss	$(28,922)	$(23,781)	22%
Net loss per share	$(0.15)	$(0.35)	$0.20

Adjusted EBITDA[2]	$(16,907)	$(14,522)	16%
1)Cumulative bookings backlog is prior quarter end balance plus new bookings in the current quarter minus associated revenue recognized.
2)Please see table below for a reconciliation from GAAP to non-GAAP.

Summary of Cash Flows

	Nine Months Ended
(thousands)	September 30, 2022	September 30, 2021
Cash flows:
Net cash used in operating activities	$(73,605)	$(51,097)
Net cash used in investing activities	(1,188)	(234)
Net cash provided by financing activities	85,613	34,898
Net change in cash and cash equivalents	$10,820	$(16,433)
The Company’s cash and cash equivalents was $33.4 million at September 30, 2022.
Business Outlook

SoundHound reaffirms its full year 2022 revenue guidance. Moreover, the company refines its range to now expect between $28 and $32 million (previous range between $27 and $33 million).

To streamline the company and focus on strategic initiatives to accelerate growth in key verticals, we have implemented cost reduction initiatives. The announced measures will result in a reduction in workforce of approximately 10% as well as adjustments to our discretionary expenses.
Additional Information
SoundHound expects to file its Form 10-Q for the quarterly period ended September 30, 2022, by November 14, 2022. For more information please see the company’s SEC filings which can be obtained on our website at investors.soundhound.com.

SoundHound will announce a new breakthrough technology on November 17th. Please refer to soundhound.com on November 17th for the press release.

Conference Call and Webcast

Keyvan Mohajer, Co-Founder and CEO and Nitesh Sharan, CFO will host a live audio conference call and webcast today at 2:30 p.m. Pacific Time/5:30 p.m. Eastern Time.

Please click here to pre-register for the conference call and obtain your dial in number and passcode. A live webcast will also be accessible at investors.soundhound.com and a replay of the webcast will be available following the session.
About SoundHound

SoundHound (Nasdaq: SOUN), a leading innovator of conversational intelligence, offers an independent voice AI platform that enables businesses across industries to deliver best-in-class conversational experiences to their customers. Built on proprietary Speech-to-Meaning® and Deep Meaning Understanding® technologies, SoundHound’s advanced voice AI platform provides exceptional speed and accuracy and enables humans to interact with products and services like they interact with each other—by speaking naturally. SoundHound is trusted by companies around the globe, including Hyundai, Mercedes-Benz, Pandora, Qualcomm, Netflix, Snap, Square, LG, VIZIO, KIA, and Stellantis. www.soundhound.com
Forward Looking Statements
This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting SoundHound’s business including, current uncertainties associated with the COVID-19 pandemic, our inability to predict or measure supply chain disruptions at our customers resulting from the COVID-19 pandemic and other causes, the potential future revenue associated with our AI platform products and services; our rate of growth; our ability to predict direct and indirect customer demand for our existing and future products and to secure adequate manufacturing capacity; our ability to hire, retain and motivate employees; the effects of competition, including price competition within our industry segment; technological, regulatory and legal developments that uniquely or disproportionately impact our industry segment; developments in the economy and financial markets and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
Non-GAAP Measures of Financial Performance
To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measure of financial performance is included in this release: adjusted EBITDA. We define Adjusted EBITDA as our GAAP net loss excluding (i) interest and other expense, net, (ii) depreciation and amortization expense, (iii) income taxes, and (iv) stock-based compensation. A reconciliation of GAAP to this adjusted non-GAAP financial measure is included below. When analyzing the Company's operating results, investors should not consider non-GAAP measures as substitutes for the comparable financial measures prepared in accordance with GAAP.

Reconciliation of GAAP Net Profit (Loss) to Non-GAAP Adjusted EBITDA

	Three Months Ended
(thousands)	September 30, 2022	September 30, 2021
GAAP net profit (loss)	$(28,922)	$(23,781)

Adjustments:
Interest and other expense, net[1]	$1,050	$5,421
Income taxes	864	1,190
Depreciation and amortization	928	1,333
Stock-based compensation	$9,173	$1,315
Adjusted EBITDA	$(16,907)	$(14,522)
1)Includes other (income)/expense of ($0.1) and $2.7 million, respectively

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